UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)  November 21, 2006


             AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP
      (Exact name of registrant as specified in its charter)


      State of Delaware            0-14089          93-0926134
(State or other jurisdiction  (Commission File    (IRS Employer
      of incorporation)            Number)      Identification No.)


      30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
             (Address of Principal Executive Offices)


                         (651) 227-7333
       (Registrant's telephone number, including area code)



  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written  communication  pursuant  to  Rule  425  under  the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting  material  pursuant to  Rule  14a-12  under  the
      Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

      On November 21, 2006, the Partnership sold its 22% interest in a Razzoo's restaurant in Austin, Texas to an unrelated third party. The Partnership received net cash proceeds of approximately $385,000 for the property, which is equal to the carrying value of the property.

        This  sale  was  the  final  disposition  of  Partnership
property.   The Partnership anticipates liquidation to  occur  by
December 31, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a)  Financial  statements  of  businesses  acquired  -   Not
           Applicable.

      (b)  Pro  forma financial information - Not Applicable.   The
           Partnership is proceeding with its planned liquidation.

      (c)  Shell company transactions - Not Applicable.

      (d)  Exhibits.

           Exhibit 10.1 - Purchase Agreement dated September 25, 2006 between the Partnership, AEI Real Estate Fund XVII Limited Partnership, AEI Net Lease Income & Growth Fund XIX Limited Partnership, AEI Income & Growth Fund XXII Limited Partnership and Dan Quinlan relating to the Property at 11617 Research Boulevard, Austin, Texas (incorporated by reference to Exhibit 10.1 of Form 10-QSB filed November 6, 2006).


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XV LIMITED
                              PARTNERSHIP

                              By: AEI Fund Management 86-A, Inc.
                                 Its:  Managing General Partner

Date: November 28, 2006       /s/ Patrick W Keene
                              By: Patrick W. Keene
                                 Its:  Chief Financial Officer